Exhibit 99.1

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC FACT SHEET
Fourth Quarter 2011

INVESTMENT OBJECTIVE

The investment strategy of Wells Mid-Horizon Value-Added Fund I is to acquire office and industrial properties that we believe are undervalued or underperforming and to restabilize them in the near-term, utilizing multiple market and property-level tactics to enhance the assets’ values.

PORTFOLIO SUMMARY

Property	Location	% Leased	Size (sq. ft.)	Acquisition Date	Acquisition Price*	Price/ Sq. Ft.	Sale Price*	Sale Date	Net Sale Proceeds†
6000 Nathan Lane	Plymouth, Minn.	45%	183,999	9/20/2006	$25.35 million	$138	—	—	—
3000 Park Lane	Pittsburgh, Pa.	100% at sale	105,316	1/5/2007	$11.00 million	$104	$16.9 million	9/22/2010	$16.1 million
330 Commerce Street	Nashville, Tenn.	85%	118,082	12/14/2007	$13.80 million	$117	—	—	—
Parkway at Oak Hill	Austin, Texas	94%	145,789	10/15/2008	$19.00 million	$130	—	—	—
* Does not include closing costs. † Net Sale Proceeds (NSP) is defined as the gross sale price less any costs to sell.

MESSAGE FROM THE PORTFOLIO MANAGER

We end 2011 having made good progress over the last year and remain focused on continuing to execute our strategy in 2012 in the midst of a slow economic recovery in the U.S. and continued uncertainty in Europe.

On the property front, Parkway at Oak Hill ended the year with an occupancy rate at approximately 94% after starting the year at 78% and is now positioned for sale. As previously reported, we began marketing the property for sale during the fourth quarter. Several potential buyers toured the property and we received several indications of interest. We are currently working to select a buyer and negotiate a sale of the property. While we are encouraged regarding the potential sale, it is important to note that we cannot guarantee that a final agreement on the sale will be reached at a price acceptable to us. We will, of course, update you on any material developments related to our marketing effort, and if the property is sold, the Board of Directors will determine the appropriateness and timing of distributions.

Our primary focus for 2012 will be on maximizing the performance and improving the position of the other properties, 6000 Nathan Lane and 330 Commerce Street, through a combination of leasing vacant space and negotiating lease renewals of existing tenants, where possible. Our significant vacancy, and therefore biggest opportunity for new leases, is at 6000 Nathan Lane, which is currently 45% occupied. Activity is up from early 2011, and we have presented proposals to a few prospects, although none has yet resulted in an actual lease. Despite the increased prospect activity, fundamentals and space alternatives in the market still have the balance of power in the tenant’s favor.

At our 330 Commerce Street property in Nashville, occupancy increased during the year from 76% to 85%. The occupancy increase is positive, but we are faced with a significant lease maturity with our major tenant, Country Music Television (CMT), whose lease expires in May 2013. Our goal is to negotiate an acceptable lease renewal with CMT well in advance of its maturity or otherwise begin marketing the space for lease. Our team also continues its work to address the remaining vacant space at 330 Commerce Street.

We are pleased with our progress in 2011 but still have significant challenges and opportunities ahead in 2012. We will update you on our progress in meeting these challenges and capitalizing on opportunities during the coming quarters.

Chris Daniels President, Wells Investment Management Company, LLC

FUND INVESTMENT STRATEGY

The Fund seeks to capture superior total returns for investors by selling each asset once its stabilized value has been achieved (target investment horizon 4–8 years). The Fund will create value through:

•   Enhanced leasing — new tenants and tenant retention

•   Tenant credit improvement — targeting “rising-star” tenants

•   Local market recovery and lease rate improvement

•   Property renovation and repositioning

•   Asset and property management operations

See Risk Factors on reverse.

OFFERING SUMMARY HIGHLIGHTS

The Fund offers the potential for a higher risk-adjusted return from underperforming office and industrial real estate investments across the U.S.
OFFERING DATES	September 2005–September 2008
TOTAL EQUITY RAISED	$51,664,669
PRICE PER UNIT	$1,000
STRUCTURE	Regulation “D” Private Placement
TARGET INVESTMENT HORIZON	4–8 years‡
CURRENT LEVERAGE	34%
‡ Although the Private Placement Memorandum allows for more time, we will work diligently to deliver the target return during a four- to eight-year period.

This informational piece must be read in conjunction with the Private Placement Memorandum (PPM) in order to understand fully all of the implications and risks of the Wells Mid-Horizon Value-Added Fund I offering. Wells Real Estate Funds is affiliated with the Dealer-Manager – Wells Investment Securities, Inc. – Member FINRA/SIPC.

Continued on reverse

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC FACT SHEET
Fourth Quarter 2011

PORTFOLIO UPDATE

6000 Nathan Lane

Plymouth (Minneapolis), Minnesota

•     5-story, Class-A office building.

•     Currently 45% leased to Stanley Convergent Security Systems and Brocade Communications Systems. Brocade is a global industry leader in data center networking solutions and services.

•     The overall vacancy ticked up slightly to 19.1% from 19.0% from the third quarter with Class-A vacancy showing further contraction to 15.5%, down from 16.7% in the third quarter.

•     Market conditions improved from the third quarter as fears of a double-dip recession receded. Minnesota unemployment rate dipped to 5.9%, the lowest since the financial collapse in September 2008. Tenants in the market continue to press landlords by seeking aggressive rental rates and notable tenant improvement allowances. However, tenants do not find the same conditions as a year ago, as the market is beginning to firm up.

•     In the Nathan Lane sub-market, Class-A office space saw negative absorption of 35,838 square feet, reversing the positive trend of the previous three quarters. Consequently, the vacancy rate for Class-A space increased to 14.1% from 13.2% in the third quarter. Asking rental rates also have retreated slightly to $14.73 from $14.78 in the third quarter.

•     Built in 1999, the property was purchased at a price ($138 per square foot) significantly below Wells’ estimated replacement cost of $185–$210 per square foot.

•     Through the fourth quarter 2011, the Minneapolis–St. Paul office market experienced year-to-date positive absorption of 391,000 square feet. Class-A office space demonstrated positive absorption year-to-date of 621,000 square feet, reinforcing the flight to quality.

330 Commerce Street

Nashville, Tennessee

•     4-story, Class-A office building atop a 9-level parking garage. The property also includes the top two levels of the parking garage, which provide 136 total spaces.

proposal to renew its space, which is expected to be delivered to Wells in the first quarter of 2012.

•     Due to the momentum generated from the Tennessee Information Consortium lease, Wells received an unsolicited request for proposal for a portion of the remaining space on the first floor.

•     The Nashville office market ended 2011 with a total of 653,638 SF of positive absorption, 277,520 SF of which was in the fourth quarter. The majority of the fourth quarter absorption came from tenant occupancies in the Coolsprings/Brentwood submarket. The overall vacancy rate decreased 120 basis points from the third quarter to 12.7%. In addition to lower vacancy rates, Nashville reported its lowest unemployment level since January 2009.

•     The CBD saw the most activity for new deals and renewals in the fourth quarter with tenants set to take occupancy in spring of 2012. As with last quarter, the CBD had one of the highest vacancy rates in Nashville, ending the quarter at 21.8%, down from 23.3% last quarter.

•      Building is located in Nashville central business district (CBD) and is the headquarters for Country Music Television (CMT).

•     Acquisition price of $117 per square foot is significantly below Wells’ estimated replacement cost of $170–$200 per square foot.

•     CMT leases the top 3 floors, with lease expiration in May 2013. Tennessee Information Consortium leases 11,109 SF on the first floor bringing the occupancy to 85%.

•     Wells directed its brokers to engage with CMT on early renewal discussions. CMT’s broker has indicated that CMT is in the process of developing a

Parkway at Oak Hill Austin, Texas • Class-A property located in the southwest suburban market of Austin. • High-quality new construction offering prospective tenants tremendous flexibility.

•     The overall Austin market outlook has continued to improve, with overall vacancy declining for four straight quarters in 2011. The overall vacancy rate for office space is 19.4%, down 0.7% from this same time in 2010. For the year, the Austin market has experienced 1,006,183 SF of positive net absorption. Of the three largest submarkets (CBD, Northwest, and Southwest), the Northwest continued to exhibit the highest overall vacancy which continued to slip to 19.7%, up from 15.2% in the third quarter.

•     The Southwest submarket continues to outperform showing positive absorption for the year at 285,000 SF, second highest of all the Austin submarkets. The fourth quarter full-service asking rental rates now stand at $26.43, from $25.80 in the third quarter.

•     Acquisition price of $131 per square foot is substantially below the previous buyer’s price and reflects a discount to the estimated replacement cost of $185–$210 per square foot.

•     The Wells Fargo lease expansion and the lease executed for 21,685 SF by INC Research brings the occupancy to approximately 94%.

This material contains forward-looking statements, which can generally be identified by our use of words such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include fluctuations in interest rates, lease-up risks, and lack of availability of financing.

RISK FACTORS

•     There is no assurance that the portfolio will perform at the Fund’s targeted investment performance.

•     Illiquidity; no secondary market exists for the Fund’s shares.

•     A shorter investment time horizon can intensify market fluctuations.

•     Attracting financially stable tenants is a critical component of the Fund’s investment return.

•     Wells’ replacement value is a measurement used to analyze the property; however, this number does not guarantee a similar resale value.

•     We have a limited operating history; therefore, future performance and the performance of the Fund are difficult to predict.

•     Please note that there are uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.

•     Risk of vacancies may impact investment performance; vacancies of longer duration will have a greater impact on investment returns.

•      There is no assurance that we will be able to obtain additional debt financing to fund continued leasing activity and operating shortfalls at our properties.

6200 The Corners Parkway — Norcross, GA 30092-3365 Toll-free: 800-448-1010 — Fax: 770-243-8196 www.WellsREF.com
VAFMPFSI1202-0131	©2012 Wells Real Estate Funds